P R E S S R E L E A S E


          RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR FIFTY-TWO WEEKS
                   AND THIRTEEN WEEKS ENDED DECEMBER 30, 2006

Pennsauken, NJ-March 21, 2007 -- RCM Technologies, Inc. (NASD: RCMT) today announced financial results for the fifty-two weeks and thirteen weeks ended December 30, 2006.

The Company announced revenues of $201.9 million for the fifty-two weeks ended December 30, 2006, up from $180.6 million for the fifty-two weeks ended December 31, 2005 (comparable prior year period). Net income for the fifty-two weeks ended December 30, 2006 was $6.4 million, or $.53 per diluted share, as compared to net income of $3.5 million, or $.30 per diluted share, for the comparable prior year period. Net income before equity-based compensation (1) for the fifty-two weeks ended December 30, 2006 was $7.3 million, or $.61 per diluted share, and excludes net equity-based compensation expense of $956,000. No equity based compensation expense was included in the 2005 period. Net income for the 2006 period includes the reversal of approximately $1.3 million in income tax reserves or $.11 per diluted share, as compared to no such tax reversal in the 2005 period.

Revenues were $54.2 million for the thirteen weeks ended December 30, 2006, up from $46.8 million for the thirteen weeks ended December 31, 2005 (comparable prior year period). Net income for the thirteen weeks ended December 30, 2006 was $2.3 million, or $.19 per diluted share, as compared to net income of $818,500, or $.07 per diluted share, for the comparable prior year period. Net income before equity-based compensation (1) for the thirteen weeks ended December 30, 2006 was $2.6 million, or $.21 per diluted share, and excludes net equity-based compensation expense of $263,000. No equity based compensation expense was included in the 2005 period.

For the fifty-two weeks ended December 30, 2006, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $9.2 million, or $.77 per diluted share, as compared to $7.2 million, or $.62 per diluted share, for the comparable prior year period. For the thirteen weeks ended December 30, 2006, EBITDA was $2.6 million, or $.22 per diluted share, as compared to $2.0 million, or $.17 per diluted share, for the comparable prior year period.

Leon Kopyt, Chairman and CEO of RCM, commented: "We are pleased to report improved operating results for fiscal year 2006 as revenues increased more than 11% and net earnings rose 22% over the prior year. These results can be attributed in part to the continued progress of certain contracts and the expansion of gross margins. We believe that sector leading indicators point towards positive momentum for 2007."

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 35 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.


(1) On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment," on a modified prospective basis, which required the Company to record equity-based compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards outstanding as of the date of adoption. No compensation cost was recognized in the statements of income for either the thirteen weeks or fifty-two weeks ended December 31, 2005. For these periods, the Company, consistent with historical practice, applied the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB No. 25) and related interpretations, as all options granted by the Company had an exercise price that was equal to or greater than the market price of the underlying common stock at the date of grant.

For the purposes of performing the calculation of net income before equity-based compensation expense, all equity-based compensation expense, net of income tax, is added back to net income as calculated in accordance with accounting principles generally accepted in the United States (USGAAP). Net income before equity-based compensation expense is not a measurement calculated in accordance with USGAAP, and is not intended to be a replacement for, or to be considered to be more important than, net income calculated in accordance with USGAAP. As the calculation of net income before equity-based compensation expense is not performed in accordance with USGAAP, the Company believes that the utility of the calculation is significantly limited, and that the measure should only be used to compare to net income year-over-year on a consistent basis. To mitigate this limitation, the Company has provided a reconciliation of net income before equity-based compensation expense to net income calculated in accordance with USGAAP, which should be the primary measurement utilized to analyze the Company's financial results.

The Company has provided these additional disclosures because net income calculated on a USGAAP basis is not comparable year-over-year since the Company did not incur any equity-based compensation expense in 2005. Accordingly, this reconciliation allows the Company to evaluate the financial results of its operations year-over-year on a consistent basis. Other than to measure net income year-over-year on a consistent basis, the Company does not utilize net income before equity-based compensation expense for any other purpose.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                                    Fifty-Two Weeks Ended
                                                            ---------------------------------------
                                                            December 30, 2006     December 31, 2005
                                                            ------------------    -----------------
Revenues                                                             $201,920             $180,618
Gross profit (1)                                                       50,508               42,683
Selling, general and administrative (2)                                41,243               35,461
Depreciation and amortization                                           1,508                1,206
Interest expense, net                                                     256                  221
Loss(gain) on foreign currency transactions                                31                  (12)
Income before income taxes                                              7,470                5,807
Income taxes                                                            1,113                2,271
Net income                                                             $6,356               $3,536

Earnings per share (diluted)
  Net income                                                             $.53                 $.30

                                                                     Thirteen Weeks Ended
                                                            ---------------------------------------
                                                            December 30, 2006    December 31, 2005
                                                            ------------------    -----------------
Revenues                                                              $54,192              $46,822
Gross profit (3)                                                       13,346               11,364
Selling, general and administrative (4)                                10,722                9,415
Depreciation and amortization                                             393                  406
Interest expense, net                                                      52                   50
Loss(gain) on foreign currency transactions                                15                  (19)
Income before income taxes                                              2,163                1,512
Income tax (benefit)expense                                              (174)                 693
Net income                                                             $2,337                 $819

Earnings per share (diluted)
  Net income                                                             $.19                 $.07

                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)

                                                            December 30,          December 31,
                                                               2006                  2005
                                                        -----------------    ----------------
Cash and equivalents                                              $2,449              $3,761
Accounts receivable                                               48,141              44,930
Working capital                                                   38,844              33,032
Goodwill and intangible assets                                    39,998              38,469
Total assets                                                     100,040             106,773
Senior debt                                                                            3,900
Total liabilities                                                 16,647              31,084
Stockholders' equity                                             $83,393             $75,689

(1) Reflects stock based compensation expense of $45,837 included in cost of services for the fifty-two weeks ended December 30, 2006.
(2) Includes stock based compensation expense of $909,685 for the fifty-two weeks ended December 30, 2006. (3) Reflects stock based compensation expense of $16,087 included in cost of services for the thirteen weeks ended December 30, 2006.
(4) Includes stock based compensation expense of $246,760 for the thirteen weeks ended December 30, 2006.

                             RCM Technologies, Inc.
            Reconciliation of EBITDA to Net Income and Cash Provided
                             by Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest income, interest expense, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts  frequently  use  EBITDA  in the  evaluation  of  companies,  it is not necessarily comparable to EBITDA of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.

                                                                    Fifty-Two Weeks Ended
                                                           -----------------------------------------
                                                            December 30, 2006      December 31, 2005
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
EBITDA (1)                                                              $9,235               $7,234
Depreciation and amortization                                            1,508                1,206
Interest expense, net of interest income                                   256                  221
Income taxes                                                             1,113                2,271
                                                           --------------------    -----------------
Net income                                                              $6,356               $3,536
                                                           ====================    =================

Earnings per share (diluted)
    EBITDA                                                                $.77                 $.62
                                                           ====================    =================
    Net income                                                            $.53                 $.30
                                                           ====================    =================

    Weighted average shares outstanding                                 12,035               11,732
                                                           ====================    =================

                                                                     Thirteen Weeks Ended
                                                           -----------------------------------------
                                                            December 30, 2006      December 31, 2005
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
EBITDA (2)                                                              $2,608               $1,967
Depreciation and amortization                                              393                  405
Interest expense, net of interest income                                    52                   50
Income tax (benefit) expense                                              (174)                 693
                                                           --------------------    -----------------
Net income                                                              $2,337                 $819
                                                           ====================    =================


Earnings per share (diluted)
    EBITDA                                                                $.22                 $.17
                                                           ====================    =================
    Net income                                                            $.19                 $.07
                                                           ====================    =================

    Weighted average shares outstanding                                 12,100               11,859
                                                           ====================    =================


    (1) Includes stock based compensation expense of $955,522 for the fifty-two weeks ended December 30, 2006.

    (2) Includes stock based compensation expense of $262,847 for the thirteen weeks ended December 30, 2006.

                             RCM Technologies, Inc.
       Calculation of Net Income and Net Earnings per Diluted Share before
                      Equity-Based Compensation Expense (1)
                                   (Unaudited)

                                                                    Fifty-Two Weeks Ended
                                                           -----------------------------------------
                                                            December 30, 2006     December 31, 2005
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
Net income                                                              $6,356               $3,536
Equity-based compensation, net of income tax                               956
Net income before equity-based
  compensation expense                                                  $7,312               $3,536
Net earnings per diluted share before
  equity-based compensation expense                                       $.61                 $.30


                                                                     Thirteen Weeks Ended
                                                           -----------------------------------------
                                                            December 30, 2006      December 31, 2005
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
Net income                                                              $2,337                 $819
Equity-based compensation, net of income tax                               263
Net income before equity-based
  compensation expense                                                  $2,600                 $819
Net earnings per diluted share before
  equity-based compensation expense                                       $.21                 $.07


(1) See footnote 1 on page 2

                             RCM Technologies, Inc.
           Reconciliation of EBITDA to Net Income and Cash Provided by
                        Operating Activities (Continued)
                                   (Unaudited)

                                                                    Fifty-Two Weeks Ended
                                                           -----------------------------------------
                                                            December 30, 2006     December 31, 2005
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
Net income                                                              $6,356               $3,536
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                        1,508                1,206
    Provision for losses on accounts receivable                           (120)                 (70)
    Stock based compensation expense                                       956
    Deferred tax assets                                                    827                  952
Changes in operating assets and liabilities
    Accounts receivable                                                 (3,144)              (4,342)
    Restricted cash                                                      8,572                 (276)
    Prepaid expenses and other current assets                            1,132                  (50)
    Accounts payable and accrued expenses                               (7,666)               1,449
    Accrued compensation                                                 1,086                  321
    Payroll and withheld taxes                                             277                 (232)
    Income taxes payable                                                (4,180)               1,103
                                                           --------------------    -----------------

Cash provided by operating activities                                   $5,604               $3,597
                                                           ====================    =================


                                                                     Thirteen Weeks Ended
                                                           -----------------------------------------
                                                             December 30, 2006    December 31, 2005
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
Net income                                                              $2,337                 $818
Adjustments to reconcile net income to cash
  provided by operating activities:
    Depreciation and amortization                                          393                  405
    Provision for losses on accounts receivable                            (11)
    Stock based compensation expense                                       263                   40
    Deferred tax assets                                                    972                  871
Changes in operating assets and liabilities
    Accounts receivable                                                    653               (2,580)
    Restricted cash                                                                             (71)
    Prepaid expenses and other current assets                            1,066                 (856)
    Accounts payable and accrued expenses                               (2,395)                 756
    Accrued compensation                                                  (250)               1,360
    Payroll and withheld taxes                                              27                  292
    Income taxes payable                                                (2,033)                 (35)
                                                           --------------------    -----------------

Cash provided by operating activities                                   $1,022               $1,000
                                                           ====================    =================


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